Exhibit 10.2

Execution Version

LOCK-UP AGREEMENT

CANACCORD ADAMS INC.
99 High Street, 11th Floor
Boston, Massachusetts 02110

Re: SinoHub, Inc. – Placement of Common Stock

Ladies and Gentlemen:

The undersigned understands that Canaccord Adams Inc. (“Canaccord Adams”) proposes to enter into a Placement Agency Agreement (the “Placement Agency Agreement”) with SinoHub, Inc., a Delaware corporation (the “Company”), providing for a private offering (the “Placement”) of shares (the “Shares”) of the common stock, par value $0.001 per share, of the Company (the “Common Stock”), and/or securities convertible into or exchangeable or exercisable for Shares, for which Canaccord Adams will act as the placement agent.

In consideration of the agreement by Canaccord Adams to continue its efforts as placement agent in connection with the Placement of the Shares, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning on the date hereof and continuing to and including the date of effectiveness of the registration statement covering the resale of the Shares sold in the Placement (such period, as may be extended as further set forth in this Agreement, the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the “Undersigned’s Shares”), without the prior written consent of the Placement Agent; provided, further that, with respect to fifty percent (50%) of the Undersigned’s Shares owned as of the date of this Agreement, the Lock-Up Period shall continue to and include the date which is forty-five (45) days following the date of effectiveness of the registration statement covering the resale of the Shares sold in the Placement.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to, or result in, a sale or disposition of the Undersigned’s Shares even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares. Notwithstanding the foregoing, nothing in this Lock-Up Agreement shall prohibit (i) any grant or exercise of options to purchase Common Stock pursuant to the Company’s option plans, (ii) any exercise of warrants to purchase Common Stock or (ii) the conversion of any equity security held by the undersigned into Common Stock.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, or by will or intestacy, provided that the transferee or transferees thereof agree to be bound by the restrictions set forth herein, (ii) to any immediate family member of the undersigned or any trust for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned, provided that the transferee or the trustee of the trust, as applicable, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Canaccord Adams.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Except as set forth on the signature page hereto, the undersigned now has, and except as contemplated by clauses (i) through (iii) of the foregoing paragraph, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances and claims whatsoever.  The undersigned also agrees and consents to the Company entering stop transfer instructions with its transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

Notwithstanding anything contained herein to the contrary, if (1) during the last 17 days of the applicable Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the applicable Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the applicable Lock-Up Period, the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned further represents and agrees that the undersigned has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, or which has otherwise constituted or will constitute any prohibited bid for or purchase of the Shares or any related securities.

Notwithstanding anything contained herein to the contrary, this Lock-Up Agreement shall terminate and be of no further force or effect upon the earlier of (i) expiration of the applicable Lock-Up Period and (ii) written notice either by the Company to Canaccord Adams or by Canaccord Adams to the Company that the Placement of the Shares has been terminated or suspended.

Execution Version

The undersigned understands that the Company and Canaccord Adams are relying upon this Lock-Up Agreement in proceeding toward consummation of the Placement.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Very truly yours,

Date:  ___________________
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Signature

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Print Name

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Title

The following liens, encumbrances and claims relate to the Undersigned’s Shares:

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